                                  Jody M. Walker
                                7841 South Garfield Way
                                 Littleton, Colorado 80122
                                 Telephone (303) 850-7637
                                 Facsimile (303) 220-9902

September 12, 1997

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:

Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN
AMENDMENT 1 TO THE REGISTRATION STATEMENT ON FORM SB-2 OF
CASINOVATIONS, INC.

I am securities counsel for the above mentioned corporation and I have prepared Amendment 1 to the registration statement on Form SB-2. I hereby consent to the inclusion and reference to my name in Amendment 1 to the Registration Statement on Form SB-2 for Casinovations, Inc.

It is my opinion that the securities of Casinovations, Inc. and those which are registered with the Securities and Exchange Commission pursuant to Form SB-2 Registration Statement of Casinovations, Inc. have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.

                                                          Yours very truly,



                                                         /s/   Jody M.
Walker
                                                         -------------------
-